Exhbit 99.1

PRA Group Reports First Quarter 2020 Results

NORFOLK, Va., May 7, 2020 /PRNewswire/ -- PRA Group, Inc. (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the first quarter of 2020. Net income attributable to PRA Group, Inc. was $19.1 million compared to $15.2 million in the first quarter of 2019. Diluted earnings per share were $0.42 compared to $0.34 in the first quarter of 2019.

First Quarter Highlights

  Record global cash collections of $494.6 million, an increase of 7%, or 9% on a currency adjusted basis, compared to the first quarter of 2019.
  Estimated Remaining Collections (ERC) of $6.5 billion, an increase of $273.8 million, or 4%, compared to the first quarter of 2019. The strengthening U.S. Dollar caused a $239.0 million decrease in ERC compared to year-end 2019.
  Total portfolio purchases were $273.2 million.
  Portfolio income of $262.0 million.
  Income from operations of $60.5 million, an increase of 24% compared to the first quarter of 2019.
  Cash efficiency ratio of 61.5% during the quarter compared to 59.2% in the first quarter of 2019.

"PRA Group began 2020 with very strong performance building on the momentum of record portfolio purchases in 2019, investments made over the last few years, and favorable industry trends. Global cash collections during the quarter were a record led by an increase in Europe after record portfolio purchases there last year," said Kevin Stevenson, president and chief executive officer. "In late March, as COVID-19 spread across the globe, we started to see an impact on cash production through a combination of reduced workforce and slightly decreased collection rates. We have implemented our normal consumer-friendly actions employed during times such as these and continue to work with our customers as necessary. Our thoughts go out to those impacted by this pandemic."

Update on Operations

  For the month of April, total cash collections increased on a constant currency basis compared to April of 2019, trending ahead of the cash forecast revised for the impact of COVID-19.  These results were strengthened by collector attendance rates in the U.S. returning to pre-COVID-19 levels, portfolio acquisitions, consumer payment trends, and the relaxation of restrictions in some localities globally.
  Currently, the Company is operating through a combination of work from home and in office, depending on the locality and the related requirements.
  In the U.S., call centers remain open, with the exception of Henderson, Nevada.  Nearly all support departments are working from home and are productive.
  In Europe, most employees are working from home and the total number of employees working is now close to normal levels.  The Company has begun to open certain sites in countries where requirements are being relaxed in May.

Cash Collections and Revenues

  The following table presents cash collections by quarter and by source on an as reported and currency-adjusted basis:

Cash Collection Source	2020	2019
($ in thousands)	Q1	Q4	Q3	Q2	Q1
Americas Core	$ 305,780	$ 276,639	$ 279,902	$ 294,243	$ 290,723
Americas Insolvency	43,210	40,801	45,759	49,770	44,613
Europe Core	131,340	126,649	118,917	117,635	116,858
Europe Insolvency	14,243	12,520	8,639	8,626	8,977
Total Cash Collections	$ 494,573	$ 456,609	$ 453,217	$ 470,274	$ 461,171

Cash Collection Source
Constant Currency Adjusted	2020				2019
($ in thousands)	Q1				Q1
Americas Core	$ 305,780				$ 287,689
Americas Insolvency	43,210				44,611
Europe Core	131,340				113,594
Europe Insolvency	14,243				8,760
Total Cash Collections	$ 494,573				$ 454,654

  Cash collections in the quarter increased $33.4 million compared to the first quarter of 2019.  The increase was primarily due to a 16% increase in Europe cash collections and a 10% increase in the U.S. legal channel.  This growth was primarily driven by increased portfolio purchases in Europe and the sustained legal channel investment in the U.S.
  Portfolio income was $262.0 million compared to $238.8 million in income recognized on finance receivables in the first quarter of 2019.
  Changes in expected recoveries were a decrease of $12.8 million.  This reflects a $20.6 million net, negative adjustment to estimated future recoveries primarily related to an expected delay in cash collections from the impact of COVID-19, partially offset by $7.8 million in recoveries in excess of expectations in the quarter.  This compares to a $6.1 million allowance charge in the first quarter of 2019.

Expenses

  Operating expenses in the quarter were almost flat when compared to the first quarter of 2019.  Increases in legal collection fees and outside fees and services were partially offset by decreases in compensation and employee benefits.  The increase in legal collection fees is directly related to the increase in external legal cash collections.  The decrease in compensation and employee benefits was driven by a decrease in U.S. collector FTEs mainly due to balancing the call center staff with the legal channel.  The increase in outside fees and services was related to multiple items, none of which were material individually.
  Interest expense increased $3.2 million compared to the first quarter of 2019 primarily due to higher levels of average borrowings mainly related to increased portfolio acquisitions.
  The effective tax rate for the first quarter of 2020 was 12.1% primarily due to some discrete items in the quarter.

Portfolio Acquisitions

  The Company purchased $273.2 million in finance receivables in the first quarter of 2020.
  At the end of the first quarter, the Company had in place forward flow commitments of $629.2 million with $443.5 million in the Americas and $185.8 million in Europe.
Portfolio Acquisition Source	2020	2019
($ in thousands)	Q1	Q4	Q3	Q2	Q1
Americas Core	$ 172,697	$ 118,153	$ 168,185	$ 121,996	$ 169,189
Americas Insolvency	20,772	22,650	26,311	26,092	48,243
Europe Core	60,990	218,919	64,728	136,344	94,283
Europe Insolvency	18,778	42,613	19,772	4,715	7,134
Total Portfolio Acquisitions	$ 273,237	$ 402,335	$ 278,996	$ 289,147	$ 318,849

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call until May 14, 2020, call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 10136176.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward-Looking Statements
Statements made herein which are not historical in nature, including PRA Group, Inc.'s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.'s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.'s filings with the Securities and Exchange Commission including but not limited to PRA Group, Inc.'s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.'s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019

Revenues:
Portfolio income	$ 262,022	$ -
Changes in expected recoveries	(12,816)	-
Income recognized on finance receivables	-	238,836
Fee income	2,209	6,374
Other revenue	369	667
Total revenues	251,784	245,877

Net allowance charges	-	(6,095)

Operating expenses:
Compensation and employee services	75,171	79,645
Legal collection fees	14,572	13,059
Legal collection costs	34,447	35,229
Agency fees	13,376	14,032
Outside fees and services	19,394	15,248
Communication	13,511	13,201
Rent and occupancy	4,484	4,363
Depreciation and amortization	4,084	4,572
Other operating expenses	12,205	11,585
Total operating expenses	191,244	190,934
Income from operations	60,540	48,848

Other income and (expense):
Interest expense, net	(37,211)	(33,981)
Foreign exchange gain	2,283	6,264
Other	(76)	(352)
Income before income taxes	25,536	20,779

Income tax expense	3,100	3,867
Net income	22,436	16,912
Adjustment for net income attributable to noncontrolling interests	3,301	1,685
Net income attributable to PRA Group, Inc.	$ 19,135	$ 15,227

Net income per common share attributable to PRA Group, Inc.:
Basic	$ 0.42	$ 0.34
Diluted	$ 0.42	$ 0.34

Weighted average number of shares outstanding:
Basic	45,452	45,338
Diluted	45,784	45,419

PRA Group, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)
(Amounts in thousands)
	(unaudited)
	March 31,	December 31,
ASSETS	2020	2019

Cash and cash equivalents	$ 179,995	$ 119,774
Investments	52,711	56,176
Finance receivables, net	3,408,074	3,514,165
Other receivables, net	11,383	10,606
Income taxes receivable	29,372	17,918
Deferred tax asset, net	63,911	63,225
Property and equipment, net	59,882	56,501
Right-of-use assets	66,655	68,972
Goodwill	418,565	480,794
Intangible assets, net	4,003	4,497
Other assets	55,548	31,263

Total assets	$ 4,350,099	$ 4,423,891

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$ 4,328	$ 4,258
Accrued expenses	76,583	88,925
Income taxes payable	18,596	4,046
Deferred tax liability, net	69,845	85,390
Lease liabilities	71,102	73,377
Interest-bearing deposits	97,465	106,246
Borrowings	2,828,002	2,808,425
Other liabilities	63,502	26,211

Total liabilities	3,229,423	3,196,878

Equity:
Preferred stock, par value $0.01, authorized shares, 2,000,
issued and outstanding shares, 0	-	-
Common stock, par value $0.01, 100,000 shares authorized, 45,540 shares issued and outstanding at March 31, 2020; 100,000 shares authorized,
45,416 shares issued and outstanding at December 31, 2019	455	454
Additional paid-in capital	67,021	67,321
Retained earnings	1,381,766	1,362,631
Accumulated other comprehensive loss	(375,617)	(261,018)
Total stockholders' equity - PRA Group, Inc.	1,073,625	1,169,388
Noncontrolling interests	47,051	57,625
Total equity	1,120,676	1,227,013
Total liabilities and equity	$ 4,350,099	$ 4,423,891

Select Expenses (Income)
(in thousands, pre-tax)		Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Acquisition/divestiture-related expenses	-	-	-	227	223	-	-	4
Legal costs not associated with normal operations	-	-	-	-	-	647	95	231
Noncash interest expense - amortization of debt discount	3,217	3,157	3,128	3,071	3,042	2,986	2,958	2,904
Noncash interest expense - amortization of debt issuance costs	2,640	2,649	2,649	2,655	2,636	2,723	2,524	2,532
Change in fair value on derivatives	2,039	1,247	1,126	1,645	349	673	(504)	972
Amortization of intangibles	349	407	400	418	347	907	994	1,133
Share-based compensation expense	2,857	2,809	2,974	2,620	2,314	1,600	2,361	2,146

Purchase Price Multiples
as of March 31, 2020
Amounts in thousands

Purchase Period	Purchase Price (1)(2)	ERC-Historical Period Exchange Rates (3)	Total Estimated Collections (4)	ERC-Current Period Exchange Rates (5)	Current Estimated Purchase Price Multiple	Original Estimated Purchase Price Multiple (6)
Americas Core
1996-2009	$ 930,026	$ 38,390	$ 2,886,117	$ 38,390	310%	238%
2010	148,193	26,621	535,652	26,621	361%	247%
2011	209,602	44,992	738,981	44,992	353%	245%
2012	254,076	56,991	680,187	56,991	268%	226%
2013	390,826	85,283	928,709	85,283	238%	211%
2014	404,117	138,067	921,659	135,051	228%	204%
2015	443,114	206,581	960,145	205,976	217%	205%
2016	455,767	327,345	1,093,346	314,819	240%	201%
2017	532,851	468,942	1,167,610	464,659	219%	193%
2018	653,975	762,474	1,337,704	749,410	205%	202%
2019	581,476	969,495	1,198,926	933,976	206%	206%
2020	172,697	329,648	336,822	329,648	195%	195%
Subtotal	5,176,720	3,454,829	12,785,858	3,385,816
Americas Insolvency
2004-2009	397,453	794	835,929	794	210%	178%
2010	208,942	1,016	546,844	1,016	262%	184%
2011	180,432	848	370,113	848	205%	155%
2012	251,395	688	392,419	688	156%	136%
2013	227,834	1,728	354,918	1,728	156%	133%
2014	148,420	2,252	217,283	2,232	146%	124%
2015	63,170	6,655	87,791	6,655	139%	125%
2016	91,442	18,596	116,061	18,536	127%	123%
2017	275,257	104,624	349,186	104,624	127%	125%
2018	97,879	85,846	127,700	85,846	130%	127%
2019	123,077	137,797	158,639	137,556	129%	128%
2020	20,772	25,768	27,344	25,768	132%	132%
Subtotal	2,086,073	386,612	3,584,227	386,291
Total Americas	7,262,793	3,841,441	16,370,085	3,772,107
Europe Core
2012	20,409	533	40,607	406	199%	187%
2013	20,334	262	25,056	196	123%	119%
2014	773,811	759,304	2,202,629	640,238	285%	208%
2015	411,340	323,139	734,838	285,151	179%	160%
2016	333,090	310,630	557,579	291,054	167%	167%
2017	252,174	229,143	361,268	204,423	143%	144%
2018	341,775	385,373	518,022	369,842	152%	148%
2019	518,610	706,719	790,270	665,335	152%	152%
2020	60,990	105,783	108,540	105,783	178%	178%
Subtotal	2,732,533	2,820,886	5,338,809	2,562,428
Europe Insolvency
2014	10,876	798	18,164	678	167%	129%
2015	18,973	4,969	29,054	4,162	153%	139%
2016	39,338	14,946	56,971	15,133	145%	130%
2017	39,235	27,096	48,706	24,854	124%	128%
2018	44,908	43,766	55,331	42,403	123%	123%
2019	77,218	91,096	102,236	85,535	132%	130%
2020	18,778	23,947	24,090	23,947	128%	128%
Subtotal	249,326	206,618	334,552	196,712
Total Europe	2,981,859	3,027,504	5,673,361	2,759,140
Total PRA Group	$ 10,244,652	$ 6,868,945	$ 22,043,446	$ 6,531,247

(1) Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.

(2) For our non-US amounts, purchase price is presented at the exchange rate at the end of the year in which the pool was purchased.  In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

(3) For our non-US amounts, ERC-Historical Period Exchange Rates is presented at the year-end exchange rate for the respective year of purchase.
(4) For our non-U.S. amounts, Total Estimated Collections is presented at the year-end exchange rate for the respective year of purchase.
(5) For our non-U.S. amounts, ERC-Current Period Exchange Rates is presented at the March 31, 2020 exchange rate.
(6) The Original Estimated Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information
Year-to-date as of March 31, 2020
Amounts in thousands

Purchase Period	Cash Collections(1)	Portfolio Income (1)	Changes in Expected Recoveries	Total Portfolio Revenue (1) (2)	Net Finance Receivables as of March 31, 2020 (3)
Americas Core
1996-2009	$ 3,940	$ 2,922	$ 228	$ 3,150	$ 8,489
2010	2,016	1,826	(31)	1,795	3,263
2011	3,383	3,081	(176)	2,905	7,229
2012	3,556	3,115	(160)	2,955	15,406
2013	6,966	5,299	(2,285)	3,014	29,641
2014	9,452	7,547	(4,072)	3,475	48,628
2015	16,050	10,589	(4,661)	5,928	83,039
2016	27,017	17,389	(2,817)	14,572	126,158
2017	53,489	26,613	(1,857)	24,756	212,544
2018	89,601	40,978	(2,418)	38,560	404,887
2019	83,127	49,886	(3,509)	46,377	477,513
2020	7,183	5,611	365	5,976	170,995
Subtotal	305,780	174,856	(21,393)	153,463	1,587,792
Americas Insolvency
2004-2009	95	$ 123	(28)	95	-
2010	137	165	(28)	137	-
2011	135	125	11	136	-
2012	307	265	42	307	-
2013	410	415	(4)	411	-
2014	837	1,085	(500)	585	503
2015	3,280	1,661	21	1,682	4,182
2016	4,076	1,130	220	1,350	14,704
2017	17,250	4,813	377	5,190	83,360
2018	7,717	2,409	450	2,859	69,595
2019	7,390	2,992	1,240	4,232	111,219
2020	1,576	300	(1)	299	19,433
Subtotal	43,210	15,483	1,800	17,283	302,996
Total Americas	348,990	190,339	(19,593)	170,746	1,890,788
Europe Core
2012	321	270	51	321	-
2013	178	131	47	178	-
2014	38,124	28,465	(92)	28,373	168,327
2015	14,761	8,134	(58)	8,076	146,671
2016	12,548	7,010	44	7,054	165,489
2017	9,631	3,587	(186)	3,401	141,100
2018	19,535	6,900	454	7,354	240,588
2019	33,449	11,457	2,958	14,415	440,409
2020	2,793	846	1,698	2,544	59,008
Subtotal	131,340	66,800	4,916	71,716	1,361,592
Europe Insolvency
2014	240	177	10	187	243
2015	928	422	110	532	2,506
2016	2,200	911	(74)	837	10,497
2017	2,401	556	69	625	21,319
2018	2,472	788	(16)	772	35,749
2019	5,854	1,773	1,589	3,362	67,269
2020	148	256	173	429	18,111
Subtotal	14,243	4,883	1,861	6,744	155,694
Total Europe	145,583	71,683	6,777	78,460	1,517,286
Total PRA Group	$ 494,573	$ 262,022	$ (12,816)	$ 249,206	$ 3,408,074

(1) For our non-U.S. amounts, amounts are presented using the average exchange rates during the current reporting period.
(2) Total Portfolio Revenue refers to portfolio income and changes in expected recoveries combined.
(3) For our non-U.S. amounts, net finance receivables are presented at the March 31, 2020 exchange rate.

Cash Collections by Year, By Year of Purchase(1)
as of March 31, 2020
Amounts in millions

Purchase Period	Purchase Price (2)(3)	Cash Collections
		1996-2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	Total
Americas Core
1996-2009	$ 930.0	$ 1,647.7	$ 295.7	$ 253.5	$ 201.6	$ 146.4	$ 101.8	$ 71.2	$ 45.7	$ 30.5	$ 23.3	$ 19.2	$ 3.9	$ 2,840.5
2010	148.2	—	47.1	113.6	109.9	82.0	55.9	38.1	24.5	15.6	11.1	9.2	2.0	509.0
2011	209.6	—	—	62.0	174.5	152.9	108.5	73.8	48.7	32.0	21.6	16.6	3.4	694.0
2012	254.1	—	—	—	56.9	173.6	146.2	97.3	60.0	40.0	27.8	17.9	3.6	623.3
2013	390.8	—	—	—	—	101.6	247.8	194.0	120.8	78.9	56.4	36.9	7.0	843.4
2014	404.1	—	—	—	—	—	92.7	253.4	170.3	114.2	82.2	55.3	9.5	777.6
2015	443.1	—	—	—	—	—	—	117.0	228.4	185.9	126.6	83.6	16.1	757.6
2016	455.8	—	—	—	—	—	—	—	138.7	256.5	194.6	140.6	27.0	757.4
2017	532.9	—	—	—	—	—	—	—	—	107.3	278.7	256.5	53.5	696.0
2018	654.0	—	—	—	—	—	—	—	—	—	122.7	361.9	89.6	574.2
2019	581.5	—	—	—	—	—	—	—	—	—	—	143.8	83.1	226.9
2020	172.7	—	—	—	—	—	—	—	—	—	—	-	7.1	7.1
Subtotal	5,176.8	1,647.7	342.8	429.1	542.9	656.5	752.9	844.8	837.1	860.9	945.0	1,141.5	305.8	$ 9,307.0
Americas Insolvency
1996-2009	397.5	204.3	147.1	156.7	145.4	109.3	57.0	7.6	3.6	2.2	1.1	0.7	0.1	835.1
2010	208.9	—	39.5	104.5	125.0	121.7	101.9	43.6	5.0	2.4	1.4	0.7	0.1	545.8
2011	180.4	—	—	15.2	66.4	82.8	85.8	76.9	36.0	3.7	1.6	0.7	0.1	369.2
2012	251.4	—	—	—	17.4	103.6	94.1	80.1	60.7	29.3	4.3	1.9	0.3	391.7
2013	227.8	—	—	—	—	52.5	82.6	81.7	63.4	47.8	21.9	2.9	0.4	353.2
2014	148.4	—	—	—	—	—	37.0	50.9	44.3	37.4	28.8	15.8	0.8	215.0
2015	63.2	—	—	—	—	—	—	3.4	17.9	20.1	19.8	16.7	3.3	81.2
2016	91.4	—	—	—	—	—	—	—	18.9	30.4	25.0	19.9	4.1	98.3
2017	275.3	—	—	—	—	—	—	—	—	49.1	97.3	80.9	17.3	244.6
2018	97.9	—	—	—	—	—	—	—	—	—	6.7	27.4	7.7	41.8
2019	123.1	—	—	—	—	—	—	—	—	—	—	13.4	7.4	20.8
2020	20.8	—	—	—	—	—	—	—	—	—	—	—	1.6	1.6
Subtotal	2,086.1	204.3	186.6	276.4	354.2	469.9	458.4	344.2	249.8	222.4	207.9	181.0	43.2	3,198.3
Total Americas	7,262.9	1,852.0	529.4	705.5	897.1	1,126.4	1,211.3	1,189.0	1,086.9	1,083.3	1,152.9	1,322.5	349.0	12,505.3
Europe Core
2012	20.4	—	—	—	11.6	9.0	5.6	3.2	2.2	2.0	2.0	1.5	0.3	37.4
2013	20.3	—	—	—	—	7.1	8.5	2.3	1.3	1.2	1.3	0.9	0.2	22.8
2014	773.8	—	—	—	—	—	153.2	292.0	246.4	220.8	206.3	172.9	38.1	1,329.7
2015	411.3	—	—	—	—	—	—	45.8	100.3	86.2	80.9	66.1	14.8	394.1
2016	333.1	—	—	—	—	—	—	—	40.4	78.9	72.6	58.0	12.5	262.4
2017	252.2	—	—	—	—	—	—	—	—	17.9	56.0	44.1	9.6	127.6
2018	341.8	—	—	—	—	—	—	—	—	—	24.3	88.7	19.5	132.5
2019	518.6	—	—	—	—	—	—	—	—	—	—	48.0	33.4	81.4
2020	61.0	—	—	—	—	—	—	—	—	—	—	—	2.9	2.9
Subtotal	2,732.5	-	-	-	11.6	16.1	167.3	343.3	390.6	407.0	443.4	480.2	131.3	2,390.8
Europe Insolvency
2014	10.9	—	—	—	—	—	-	4.3	3.9	3.2	2.6	1.5	0.2	15.7
2015	19.0	—	—	—	—	—	—	3.0	4.4	5.0	4.8	3.9	0.9	22.0
2016	39.3	—	—	—	—	—	—	—	6.2	12.7	12.9	10.7	2.2	44.7
2017	39.2	—	—	—	—	—	—	—	—	1.2	7.9	9.2	2.4	20.7
2018	44.9	—	—	—	—	—	—	—	—	—	0.6	8.4	2.5	11.5
2019	77.2	—	—	—	—	—	—	—	—	—	—	5.0	5.9	10.9
2020	18.8	—	—	—	—	—	—	—	—	—	—	—	0.1	0.1
Subtotal	249.3	-	-	-	-	-	-	7.3	14.5	22.1	28.8	38.7	14.2	125.6
Total Europe	2,981.8	-	-	-	11.6	16.1	167.3	350.6	405.1	429.1	472.2	518.9	145.5	2,516.4
Total PRA Group	$ 10,244.7	$ 1,852.0	$ 529.4	$ 705.5	$ 908.7	$ 1,142.5	$ 1,378.6	$ 1,539.6	$ 1,492.0	$ 1,512.4	$ 1,625.1	$ 1,841.4	$ 494.5	$ 15,021.7

(1) For our non-U.S. amounts, Cash Collections are presented using the average exchange rates during the cash collection period.
(2) Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.

(3) For our non-US amounts, purchase price is presented at the exchange rate at the end of the year in which the pool was purchased.  In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Investor Contact:
Darby Schoenfeld, CPA
Vice President, Investor Relations
(757) 431-7913
Darby.Schoenfeld@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com